UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 9, 2010

Rand Logistics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33345	20-1195343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

461 Fifth Avenue, 25th Floor, New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 9, 2010, the Compensation Committee of the Board of Directors of Rand Logistics, Inc. (the “Company”) approved a bonus of CDN $106,250 to Scott Bravener, the President of Lower Lakes Towing Ltd., an indirect wholly owned subsidiary of the Company, for services performed during the fiscal year ended March 31, 2010.  Mr. Bravener’s total compensation for the fiscal year ended March 31, 2010 is set forth below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Scott Bravener President, Lower Lakes	2010	190,108	414,301(1)	230,862	-	20,796(2)	856,067

(1) Includes a signing bonus of $310,930 paid to Mr. Bravener in connection with the execution of his employment agreement with Lower Lakes and a performance bonus of CDN $106,250, which will be paid on or about September 15, 2010.  As of the close of business on September 13, 2010, Mr. Bravener’s bonus was equal to approximately US $103,371; however, given currency fluctuations, the US dollar value may differ on the date such bonus is paid.
(2) Consists of medical and dental insurance, basic life insurance and short-term and long-term disability insurance, personal use of a Company vehicle of $1,198 and Company contributions to Mr. Bravener’s Registered Retirement Savings Plan (RRSP) account of $12,354, including $10,466 paid in the form of Common Stock.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND LOGISTICS, INC.

Date: September 14, 2010	By:	/s/ Joseph W. McHugh, Jr.
	Name:	Joseph W. McHugh, Jr.
	Title:	Chief Financial Officer